UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
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                                  FORM 8 K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)   June 19, 2006
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                                Zanett, Inc.
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           (Exact name of registrant as specified in its charter)


Delaware                          0-27068                    56-4389547
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(State or other jurisdiction    (Commission               (IRS Employer
of incorporation)               File Number)             Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                    10022
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:           (646)502-1800
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal Officers.

      On June 19, 2006, Kenneth DeRobertis announced that he would resign as Chief Financial Officer of Zanett, Inc. (the "Company"), effective as of the close of business on June 30, 2006.

      Effective July 1, 2006, Dennis Harkins will assume responsibility as the Company's new Chief Financial Officer. Before joining the Company, from January 1996 to April 2006, Mr. Harkins served as a Director at MSC Industrial Supply, a $1.3 billion direct marketing of various industrial products in the United States, where he held several positions. In Mr. Harkins' initial role at MSC he was the Director of Accounting, where he was responsible for accounting functions including operational accounting as well as all financial accounting and SEC reporting. In this role Mr. Harkins was responsible for the due diligence and purchase accounting for five acquisitions with sales over $70 million. In 2000, Mr. Harkins was named the Director of Business Development in the information technology area. In his most recent role which began in 2005 he was Director of Sales Planning and Productivity.

Prior to joining MSC Industrial Supply, Mr. Harkins held various accounting positions while employed at Arbor Property Trust, Hayim & Co, and Angeles Corporation.

A native of Plainview, N.Y., Mr. Harkins holds a B.S. in Accounting from St. Bonaventure University and is 43 years old.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ZANETT, INC.



Date:  June 22, 2006                   By: /s/ Claudio M. Guazzoni
                                       Claudio Guazzoni
                                       Chief Executive Officer

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